Nanophase Technologies Corporation 10-K

Exhibit 10.22

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

3RD AMENDMENT

to the Supply Agreement effective as of March 3, 2006

between

Roche Diagnostics GmbH

Sandhofer Strasse 116

68305 Mannheim

Germany

-“ROCHE”-

and

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, IL 60446

USA

- “SUPPLIER” -

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

PREAMBLE

WHEREAS,	ROCHE and SUPPLIER have entered into a Supply Agreement on March 3, 2006 (the “Agreement”), a First Amendment to the Agreement effective as of November 19, 2014 and a Second Amendment to the Agreement effective as of December 1, 2016;

WHEREAS,	several stipulations of the Agreement shall be adjusted;

WHEREAS,	the price for the Products is specified both in Section 5.1 of the Agreement and Annex 2 to the Agreement and Annex 2 to the Agreement is not referenced to in the Agreement and, whereas, in order to avoid potential misunderstanding Annex 2 shall be replaced by a placeholder;

WHEREAS,	the parties have entered into a Postponement and Settlement Agreement on October 18, 2021 (“Postponement Agreement”) stipulating i.a. Product prices that deviate from the prices agreed upon in the 2nd Amendment to the Agreement;

WHEREAS,	the Agreement shall be supplemented by new sections about supplier performance, chemicals and hazardous substances and electronic signature.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	AMENDMENT

1.1	The definition of “Affiliate” as stipulated in Section 1 of the Agreement shall be replaced to read as follows:

““Affiliate” shall mean

(i)	an organization, which directly or indirectly controls a party to this Agreement;

(ii)	an organization, which is directly or indirectly controlled by a party to this Agreement;

(iii)	an organization, which is controlled, directly or indirectly, by the ultimate parent company of a party.

Control as per (i) to (iii) is defined as owning more than fifty percent of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization. With respect to RDG the term “Affiliate” shall not include Chugai Pharmaceutical Co., Ltd, 1-1, Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo, 103-8324, Japan (“Chugai”), unless RDG opts for such inclusion of Chugai by giving written notice to Supplier.”

2/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

1.2	Section 1 of the Agreement shall be supplemented by the following new definitions:

,,OTIF”	means delivery on time and in full, where ,, on-time” delivery is delivery five (5) calendar days before to Jive (5) calendar days after the delivery date as specified in the applicable accepted Firm Order, and ,,in-full” delivery means delivery of all quantities of Product( s) agreed upon as set forth in the respective accepted Firm Order.

,,Performance Review Report”	has the meaning ascribed to it in Section J0A.3.

,,Supplier Performance Obligations”	shall mean the obligations specified as “Performance Requirement” in the table in Annex 3, and as further detailed in such table.

,,Supplier Performance Records”	has the meaning ascribed to it in Section J0A.5.

1.3	The contact details for supplier declarations of all kind and specifications for a classification of the Products set forth in Section 2.4 of the Agreement (as amended by the 2nd Amendment) shall be replaced to read as follows:

“Roche Diagnostics GmbH

Customs/Import Service DOS/Tl

Sandhofer Str. 116

68305 Mannheim I Germany

german y.countrv-ororigi11-@roche.co111”

For the avoidance of doubt, (i) any references to “ROCHE” in such Section 2.4 shall be deemed references to “RDG”, and (ii) any references to “Agreement” in such Section 2.4 shall be deemed references to “Supply Agreement”.

The remainder of Section 2.4 of the Agreement shall remain unchanged and in full force and effect.

1.4	For the avoidance of doubt, any references to “ROCHE” in Section 5.1 of the Agreement - as amended by the 2nd Amendment - shall be deemed references to “RDG”.

1.5	Notwithstanding Section 5.1 of the Agreement (as amended by the 2nd Amendment), Section 2.2 of the Postponement Agreement shall apply for Products ordered in the calendar years 2022 and 2023.

1.6	Section 5.4 of the Agreement shall be replaced to read as follows:

3/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

“5.4	Payment for the Products ordered shall be due on the ninetieth (90th) day after the date of receipt of non Defective Products as defined below and the respective proper invoice by RDG and/or its Affiliates, unless otherwise agreed by the parties in writing.”

1.7	A new Section 6A shall be inserted into the Agreement between the existing Sections 6 (Right of Rejection and Indemnification) and 7 (Force Majeure). Section 6A shall read as follows:

“6A. Chemicals and Hazardous Substances

6A.l	REACH.

6A.1.1	Compliance. Supplier represents and warrants that the Products are in compliance with Regulation (EC) No. 1907/2006 (,,REACH”). Notwithstanding further or stricter requirements set out in REACH, Supplier acknowledges that Products are in compliance with REACH if and to the extent all substances contained in each respective Product

(a)	have been pre-registered and/or have been registered by Supplier and/or Supplier’s supplier respecting RDG’s use; or

(b)	are excluded from REACH; or

(c)	are exempted from registration (e.g. according to Art. 2(5), (7) of REACH).

6A.1.2	Duties to inform (SVHCs and articles). Supplier shall inform RDG

(a)	in the event the Product is a substance or a mixture (as defined in Art. 3 (2) of REACH), whether the Product contains a substance of very high concern (,,SVHC”) listed on the ,, Candidate List of substances of very high concern for authorisation” published by the European Chemical Agency in accordance with Article 59(10) of REACH (the ,,Candidate List”) in a concentration above 0.1 % weight by weight;

(b)	if the Product contains an SVHC in a concentration above 0.1%, about the name of such substance and the actual concentration; and/or

(c)	notwithstanding (a) and (b), in accordance with Art. 33(1) of REACH if the Product is an article (as defined in Art. 3(3) REACH),

The aforesaid obligations to inform shall become due as soon as the respective substance is being published in the Candidate List.

4/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

6A.1.3	Interpretation. Supplier acknowledges that,

(a)	if the Product is an article (as defined in Art. 3(3) of REACH) which is made of more than one article, then the concentration threshold of 0.1 % applies to every article which was joined or assembled together to form that Product; and

(b)	the concentration limit of 0.1 % weight-by-weight (wlw) of Article 33(1) of REACH applies to all articles joined or assembled together in the Product.

6A.1.4	Not pre-registered substances. If Supplier has not pre-registered one or more substances contained in the Product because Supplier intends to benefit from an exemption for this substance, Supplier shall inform RDG accordingly in order to enable RDG to check whether RDG and/or RDG customers’ uses are also exempted.

6A.1.5	Authorized substances. If any substance listed in Annex XIV of REACH supplied to RDG (also as part of a mixture) is authorized for Supplier and/or Supplier’s supplier, Supplier shall inform RDG whether RDG’s use of this substance is included in such authorization, and, if so, provide the authorization number.

6A.2	General Duty to Inform. Notwithstanding Section 6A.1 above, Supplier shall provide to RDG, free of charge, at RDG’s request, all technical data, documentation and information concerning the Product necessary to enable RDG to use and/or commercialize the Product in compliance with any laws regarding the safe use of chemicals and hazardous substances. Such laws include without limitation the requirements of REACH, Regulation (EC) 1272/2008 (,,CLP”), Regulation (EU) 528/2012 (,,BPR”), any law of any jurisdiction worldwide of comparable regulatory content or purpose, or any revision of aforesaid laws including all future changes and substitutions thereof as well as all ordinances and regulations enacted for their implementation.

6A.3	Document Format. Supplier acknowledges that RDG uses electronic systems for the collection and processing of the information requested under this Section ,,Chemicals and Hazardous Substances”. Supplier shall therefore, as reasonably requested by RDG, provide such information in a format that is readable by and compatible to such electronic system.”

5/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

1.8	Section 10 (Compliance, Sustainability) of the Agreement, inserted into the Agreement by the 2nd Amendment, shall be replaced in its entirety to read as follows:

“10. Compliance, Sustainability, Ethics

10.1	Supplier’s Compliance. Supplier shall comply with all applicable laws and regulations including relating to

(a)	sustainable development and social responsibility such as regulations prohibiting child labor, forced labor, bribes, corruption, extortion, embezzlement or the granting of improper advantages in business and governmental relationships;

(b)	the protection of human rights,”

(c)	the promotion and protection of competition; and

(d)	the sale, export, re-export, retransfer and import of goods.

In addition, Supplier acknowledges that it is a prerequisite for doing business with RDG that it complies with the Roche Supplier Code of Conduct which can be found under the link

http://www.roche.com/roche_supplier_code_of_conduct.pdf

Upon RDG’s request, Supplier shall provide certification of compliance.

10.2	Sub- ·suppliers’ compliance. Supplier shall also demand its own suppliers to commit to the same compliance standards. Supplier shall identify its own critical suppliers, risk-assess and/or audit them and mitigate identified high risks. Supplier shall inform RDG about the number of its critical suppliers, the number of high risk critical suppliers and the number of high risk critical suppliers for which mitigation plans are in place. Upon request by RDG, in selected cases Supplier shall provide evidence to RDG by sharing (anonymized) risk assessments and audit reports.

10.3	Audit right. RDG reserves the right to audit Supplier upon reasonable notice and at RDG’s expense with regard to compliance with laws, regulations and the Roche Supplier Code of Conduct, such audit to be conducted in such a way as to minimize the impact on operations.

10.4	Termination right. In case of material non-compliance RDG reserves the right to terminate the Supply Agreement.”

1.9	A new Section lOA shall be inserted into the Agreement between the existing Sections 10 (Compliance, Sustainability) and 11 (Governing Law, Venue). Section lOA shall read as follows:

“10A Supplier Performance

10A.1	OTIF Delivery. Notwithstanding any other rights and obligations of the parties regarding the supply and delivery of the Products, Supplier shall deliver OTIF one hundred percent (100%) of the Product(s) contained in a Firm Order. Supplier’s OTIF performance shall be monitored at the Firm Order line item level on a monthly basis.

6/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

10A.2	Undercapacity. In the event Supplier’s capacity is insufficient to meet the quantity of Product(s) requested by RDG in a Firm Order, Supplier shall notify RDG in writing of such circumstances within seven (7) working day from the date of receipt of such Firm Order and shall provide to RDG an allocation of capacity no less favorable to RDG than to Supplier’s largest non-Roche customer.

10A.3	Supplier Performance Review. At the beginning of each calendar quarter, and upon RDG’s earlier request, Supplier and RDG will meet to review Supplier’s compliance with the Supplier Performance Obligations. Supplier shall provide to RDG information and records requested by RDG in writing to show Supplier’s compliance with the Supplier Performance Obligations. Such information and records include the information and records requested in Annex 3 (,,Performance Review Report”). Additionally, Supplier shall immediately update the Performance Review Report upon any material change to the information requested in the Performance Review Report.

10A.4	Corrective Actions. If, during the term of this Supply Agreement, RDG identifies a breach of any of the Supplier Performance Obligations or an issue that may affect Supplier’s compliance with the Supplier Performance Obligations, in addition and notwithstanding any other rights or remedies available hereunder or at law, RDG may issue to Supplier a Performance Corrective Action Request (,,PCAR “), in substantially the same form as that found in Annex 4. Supplier shall provide a detailed written response to RDG within fifteen (15) working days of the receipt of the PCAR. If closure and verification of the issue( s) identified in the PCAR cannot be achieved within twenty (20) business days of Supplier’s receipt of the PCAR, Supplier shall submit to RDG a written action plan and schedule detailing its plan to correct issues identified in the PCAR. RDG may review and propose revisions to any such action plans, and all such action plans are subject to RDG ’s written approval. Upon approval and implementation of the action plan, Supplier shall provide weekly status reports to RDG until the action plan is completed and verified effective and RDG indicates, in writing, that Supplier has adequately addressed the issues identified in the PCAR.

10A.5	Records. Supplier shall maintain reproducible records of all information, data, and documentation relating to its Supplier Performance Obligations (,,Supplier Performance Records”), including the information requested in the Performance Review Report for three (3) years after each such Supplier Performance Record is generated.”

7/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

1.10	Section 13.3 (Waiver) of the Agreement shall be replaced to read as follows:

“13.3	Waivers, Amendments. This Supply Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by both parties, or, in the case of a waiver, by the party waiving compliance. The failure by either party at any time to insist upon strict and punctual performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any instance shall be construed as a further or continuing waiver of such condition or term or of another condition or term. Any waiver of the written form requirement must be made in writing. The parties agree that electronic signatures as defined in Regulation (EU) 910/2014 shall have the same legal force and effect as original signatures.”

1.11	As a consequence of the insertion of new Sections, for clarity, as of the effective date of this Amendment, the Sections in the Agreement shall now be sorted and numbered as follows:

1.	Definitions
2.	Supply of Products
3.	Quality
4.	Quantities and Firm Orders
5.	Prices, Payment and Delivery
6.	Right of Rejection and Indemnification
6A.	Chemicals and Hazardous Substances
7.	Force Majeure
8.	Confidentiality
9.	Term and Termination
10.	Compliance, Sustainability
l0A.	Supplier Performance
11.	Governing Law, Venue
12.	Patents
13.	Miscellaneous

1.12	Annex 1 to the Agreement shall be replaced in its entirety by Annex 1 hereto.

1.13	Annex 2 to the Agreement shall be replaced in its entirety by Annex 2 hereto.

1.14	Annex 3 hereto shall be inserted into the Agreement as Annex 3 and form an integral part of the Agreement.

1.15	Annex 4 hereto shall be inserted into the Agreement as Annex 4 and form an integral part of the Agreement.

8/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

2.	EFFECTIVE DATE

This Amendment shall come into force and effect retroactively as of December 1, 2021.

3.	MISCELLANEOUS

3.1	Except as expressly provided in this Amendment, the parties agree that the Agreement will remain unchanged and in full force and effect.

3.2	No provision of this Amendment may be modified or amended except expressly by written amendment of this document signed by the parties. Any waiver of the written form requirement must be made in writing to be valid. The parties agree that electronic signatures as defined in Regulation (EU) 910/2014 shall have the same legal force and effect as original signatures.

3.3	The invalidity or unenforceability of any provision of this Amendment will not affect the validity or enforceability of the validity of the Amendment as a whole, unless the invalid or unenforceable provisions are so essential to the Amendment that it is reasonable to assume that the parties would not have concluded the Amendment without these provisions. If the invalid or unenforceabJe provision cannot be replaced by a statutory provision, it shall be replaced by a provision which reflects the concordant will of the parties. The corresponding shall apply in the event of an omission.

- SIGNATURES ON NEXT PAGE-

9/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

Penzberg,	October 12, 2022	Penzberg,	September 28, 2022

Roche Diagnostics GmbH
i.V.		i.V.

/s/ Andrea Elsner	/s/ Anna Bossert

Andrea Elsner	Anna Bossert
Senior Sourcing Manager	Legal Counsel

Romeoville, IL, February 8, 2023

Nanophase Technologies Corporation

/s/ Jess Jankowski

Jess Jankowski President and CEO

10/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

Annex 1: Product Specifications

Specification

[*]

[*]

ldent-No. [*]

Only valid for supplier
Formula; [*]
Molar Mass: [*]

Parameter	Range/ value

Appearance	red to black cristalline powder

Purity	> 98%

[*}	[*]
[*]
Specific surface area! (BET)
[*]
Average particle size
> 98%
Content
[*]
Filling weight

Packaging	filled in two round bottom single plastic sack, one sack inserted in another sack con-es1>0nds
Delivery according to Roche purchase order (Vendor mat. no. according to Roche purchase order text)

Contents correspond to previous version

[  }yes [x] no [  ] new version

Reason for change:

Modification of template to master specification,

Addition of parameter “reference to Roche purchase order”.

Diagnostics Operations Penzherg-Quality Control

Roche Life Science

·This specification is a computer printout and has therefor: not been signed by hand.

Print Date: 28-Jun-2021 08:08:38 (UTC) Print Comment Title: A_SPEC_12208652_SUPPLY_EY Version: 08 Confidentiality Confidential	Status: Effective	Document 2. Supply 000000000000ID04029001157 Valid No:11-Nov-2019 16.24.37 (UTC) Content Page 1 (1)

11/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Confidential

Annex2

[OMITTED]

12/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Annex 3 Performance Review Report Template

PERFORMANCE REVIEW REPORT

REPORT

Performance Requirement	Description	Instructions
Capacity	Stipulated capacity requirements	1. Populate table(s) provided in this PRR, and provide supporting documentation where applicable, to prove supplier can meet capacity obligations.
Safety Stock	Stipulated safety stock requirements.	1. Provide report per template in this PRR.
Delivery	Stipulated delivery performance requirements from Roche of Supplier, including OTIF and PO management	1. Provide the OTIF performance for all supplied materials during the last twelve (12) calendar quarters.
Quality	Stipulated acceptable quality metrics agreed upon by Supplier and Roche.	1. Provide overview of relevant quality performance criteria (e.g. SCARs, NCRs, etc.)

13/14

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Annex 4: PCAR Template

PERFORMANCE CORRECTIVE ACTION REQUEST

Performance Issue [completed by Roche]	Root Cause	Corrective Action [completion date]	Preventative Action [completion date]	Person Responsible at Supplier	Status as of Expected Completion Date R/Y/G	If G Status: No Action Required… Define Compliance Plan to Measure Effectiveness of Corrective Action
1. Performance Issue description	1. Root Cause Driver 1 - using the dashboard root cause analysis details, explain the first root cause driver for poor performance	1. Explain corrective I action to be taken for root cause driver 1. above	1. Explain preventative action to be taken for root cause driver 1. above to ensure this issue does not happen again
1. Performance Issue description	2. Root Cause Driver 2 - using the dashboard root cause analysis details, explain the second root cause driver for poor performance	2. Explain corrective action to be taken for root cause driver 2. above
1. Performance Issue description	3. Root Cause Driver 3 - using the dashboard root cause analysis details, explain the third root cause driver for poor performance	3. Explain corrective action to be taken for root cause driver 3. above

14/14